UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

UNIVERSAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-652	54-0414210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 359-9311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 10, 2006, the Registrant adopted amendments to its Bylaws (the “Bylaws”). The amendments to the Bylaws included the following:

•	A revised Section 2 of Article I, which now clarifies that transfers of shares of the Registrant’s common stock on the books of the Registrant cover both certificated and uncertificated shares, as opposed to certificated shares only, of common stock.

•	A revised Section 4 of Article I, which now provides that shares of the Registrant’s common stock may be either certificated or uncertificated. The Bylaws previously provided that every shareholder of the Registrant was entitled to a stock certificate. Revised Section 4 also eliminates the reference to the seal of the Registrant on stock certificates and the provision for “engraved or printed” signatures on certificates.

The full text of the Bylaws, as amended and restated as of March 10, 2006, is attached as Exhibit 3.1 to this report.

Item 8.01. Other Events.

The press release issued by the Registrant on March 13, 2006 attached as Exhibit 99.1 to this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Bylaws of the Registrant, as amended and restated as of March 10, 2006.

99.1	Press release dated March 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: March 14, 2006	By:	/s/ Hartwell H. Roper
Hartwell H. Roper
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of the Registrant, as amended and restated as of March 10, 2006.

99.1	Press release dated March 13, 2006.